China Solar & Clean Energy Solutions Announces Divestment
of Shenzhen Subsidiary and Full Refund of Investment Paid

Transaction to eliminate a drag on profits for China Solar as well as improve Company’s cash position

BEIJING, July 9, 2009 / PRNewswire  --  China Solar & Clean Energy Solutions, Inc. (Formerly known as "Deli Solar (USA), Inc.") (OTC Bulletin Board: CSOL) ("China Solar"), a premier manufacturer and distributor of solar water heaters, space heating devices and renewable energy solutions in the People's Republic of China ("PRC"), today announced that its wholly owned subsidiary, Beijing Deli Solar Technology Development Co., Ltd. ("Deli-Solar (Beijing)"), has entered into a definitive agreement of divestment of its 100% equity interests in Shenzhen PengSangPu Solar Industrial Products Corporation ("SZPSP") to the local management of SZPSP.

The transaction is expected to be completed by September 6, 2009. Under the terms of the Agreement, Deli-Solar (Beijing) will recoup 100% of its investment in SZPSP in two installments by early September. Deli-Solar (Beijing) will receive the RMB28,800,000.00 (US$4,222,873.90) in cash and 939,364 shares in common stock of China Solar it had paid to the shareholders of SZPSP for the purpose of acquiring a 100% equity interest of SZPSP.

“The divestiture of SZPSP will improve our cash position and is consistent with our core strategy of focusing on profitable businesses,” said Mr. Deli Du, Chief Executive Officer of China Solar, “as we are actively pursuing a transformation into a leading new energy solutions provider in China, it is necessary to take measures to streamline our operation and leverage resources to focus on profitable opportunities and effectively maximize our shareholders’ interests.”

The weak performance of SZPSP has been a drag on the financial results of China Solar for the year 2008 and the first quarter of 2009. For the three months ended March 31st, 2009, the total revenue from SZPSP was US$ 1,078,770, accounting for 17% of the total rev enue for the period. The net loss from SZPSP was US$ 461,640 fo r the period, or 49% of the total loss for the period.

About China Solar & Clean Energy Solutions, Inc.

China Solar & Clean Energy Solutions, Inc. operates through its wholly owned subsidiaries including Bazhou Deli Solar Energy Heating Co. Ltd. ("Deli Solar (Bazhou)"), Beijing Deli Solar Technology Development Co., Ltd. and Tianjin Huaneng Group, all located in the PRC. The Company manufactures and distributes solar energy appliances such as solar water heater, space heating devices and solar insect killers. It also provides energy saving solutions to residential customers and solutions to utilize industrial waste heat to industrial customers in the PRC. For more information, please visit http://www.delisolar.com.

Cautionary Statement Regarding Forward Looking Information

Safe Harbor Statement:

Certain statements in this news release may contain forward-looking information about China Solar & Clean Energy Solutions and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, market and customer acceptance and demand for products, ability to market products, fluctuations in foreign currency markets, the use of estimates in the preparation of financial statements, the impact of competitive products and pricing, the ability to develop and launch new products on a timely basis, the regulatory environment, fluctuations in operating results, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Solar & Clean Energy Solutions undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Peggy Yuan
Investor Relations
China Solar & Clean Energy Solutions, Inc.
Tel:   +86-10-6386-0500
Email: ir@delienergy.com